                                             Exhibit 3(a)
                                             ------------
                                             (1 of 34)

                   RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                      MCI COMMUNICATIONS CORPORATION


          It is hereby certified that:

     1. The present name of the corporation (sometimes hereinafter, the "corporation") is MCI COMMUNICATIONS CORPORATION. The name under which the corporation was originally incorporated is Microwave Communications of America, Inc., and the date upon which the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is August 8, 1968.

     2. The provisions of the Certificate of Incorporation of the corporation are hereby restated and integrated into the single instrument which is hereinafter set forth and which is entitled RESTATED CERTIFICATE OF INCORPORATION OF MCI COMMUNICATIONS CORPORATION, without any further amendments to the Certificate of Incorporation as heretofore amended or supplemented and without any discrepancy between the provisions of the Certificate of Incorporation and the provisions of said single instrument hereinafter set forth.

     3. The restatement of the Certificate of Incorporation herein certified has been duly adopted by the board of directors of the corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of the corporation, shall upon the effective date of this restated Certificate of Incorporation read as follows:





                                             Exhibit 3(a)
                                             ------------
                                             (2 of 34)

                   RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                      MCI COMMUNICATIONS CORPORATION

          It is hereby certified as follows:


     1.   Corporate Name.  The name of the corporation
(hereinafter, "this corporation") is MCI COMMUNICATIONS
CORPORATION.

     2. Registered Office and Agent. The address of the registered office of this corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and the name of the registered agent of this corporation at that address is The Prentice-Hall Corporation System, Inc.

     3. Purposes. The nature of the business of this corporation and the objects or purposes to be transacted, promoted, conducted or carried on by it are to engage generally in the business of developing, planning and aiding and assisting in the operation of one or more common carrier communication systems and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. Authorized Capital Stock. The total number of shares of stock that this corporation shall have authority to issue is Two Billion Five Hundred Fifty Million (2,550,000,000) shares of par value of ten cents ($.10) each, divided into three classes:
Fifty Million (50,000,000) shares designated as Preferred Stock (hereinafter, the "Preferred Stock"); Five Hundred Million (500,000,000) shares designated as Class A Common Stock (hereinafter, the "Class A Common Stock"); and Two Billion (2,000,000,000) shares designated as Common Stock (hereinafter, the "Common Stock").

     (a) The Preferred Stock. Shares of the Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors of this corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subdivisions (i) and
(ii) of paragraph (b) of section 6 and of section 7 of this Certificate of Incorporation, the board of directors of this corporation is hereby expressly granted authority to fix by

                                             Exhibit 3(a)
                                             ------------
                                             (3 of 34)

resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

     (1) the distinctive designation of, and the number of shares of the Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the board of directors;

     (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of the Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative;

     (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of the Preferred Stock or of any other class or classes of stock of this corporation, and the terms and conditions of such conversion or exchange;

     (4) whether shares of the series shall be subject to redemption, and the redemption price or prices (including, without limitation, a redemption price or prices payable in shares of the Common Stock) and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

     (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

     (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

     (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, but subject to the provisions of subdivisions (i) and
(ii) of paragraph (b) of section 6 and section 7 of this Certificate of Incorporation, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of the Preferred Stock or together with all series of the Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions

                                             Exhibit 3(a)
                                             ------------
                                             (4 of 34)

as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of the Preferred Stock or together with all series of the Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the board may fix.



     (8)  Series E Junior Participating Preferred Stock.

          (i) Designation and Amount. The shares of such series shall be designated as "Series E Junior Participating Preferred Stock" (the "Series E Preferred Stock") and the number of shares constituting the Series E Preferred Stock shall be 10,000,000. Such number of shares may be increased or decreased by resolution of the board of directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series E Preferred Stock.

          (ii) Dividends and Distributions.

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the corporation (or any similar stock) ranking prior and superior to the Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of Common Stock, of Class A Common Stock, and of any other stock of the corporation ranking junior to the Series E Preferred Stock, shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, semi-annual dividends payable in cash on the first day of June and December in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of


                                             Exhibit 3(a)
                                             ------------
                                             (5 of 34)

          Series E Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The corporation shall declare a dividend or distribution on the Series E Preferred Stock as pro-

          vided in paragraph (A) of this section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1 per share on the Series E Preferred Stock shall nevertheless be payable on such subsequent Dividend Payment Date.

               (C)  Dividends shall begin to accrue and be
          cumulative on outstanding shares of Series E Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which

                                             Exhibit 3(a)
                                             ------------
                                             (6 of 34)

          record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (iii)  Voting Rights.  The holders of shares of Series
     E Preferred Stock shall have the following voting rights:

               (A)  Subject to the provision for adjustment
          hereinafter set forth and except as otherwise provided in the Certificate of Incorporation or required by law, each share of Series E Preferred Stock shall entitle the holder thereof to 100 votes on all matters upon which the holders of the Common Stock of the corporation are entitled to vote. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (iv)  Certain Restrictions.

               (A)  Whenever semi-annual dividends or other divi-

          dends or distributions payable on the Series E Prefer-

          red Stock as provided in section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares


                                             Exhibit 3(a)
                                             ------------
                                             (7 of 34)

          of Series E Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                    (1)  declare or pay dividends, or make any
               other distributions, on any shares of stock ranking junior (as to dividends) to the Series E
               Preferred Stock;

                    (2)  declare or pay dividends, or make any
               other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series E Preferred Stock, except dividends paid ratably on the Series E Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (3)  except as and to the extent permitted
               under section 9 of the Certificate of
               Incorporation, redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series E Preferred Stock;

                    (4)  except as and to the extent permitted
               under section 9 of the Certificate of
               Incorporation, redeem or purchase or otherwise acquire for consideration any shares of Series E Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B)  The corporation shall not permit any
          subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this section 4, purchase or otherwise acquire such shares at such time and in such manner.

                                             Exhibit 3(a)
                                             ------------
                                             (8 of 34)

          (v)  Reacquired Shares.  Any shares of Series E
     Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

          (vi) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (A) to the holders of the Common Stock, of the Class A Common Stock or of shares of any other stock of the corporation ranking junior upon liquidation, dissolution or winding up to the Series E Preferred Stock unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series E Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for ad-

     justment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series E Preferred Stock, except distributions made ratably on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (vii) Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or

                                             Exhibit 3(a)
                                             ------------
                                             (9 of 34)

     pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (viii)    No Redemption. The shares of Series E
     Preferred Stock shall not be redeemable from any holder, except as and to the extent permitted under section 9 of the Certificate of Incorporation.

          (ix) Rank. The Series E Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the corporation, junior to all series of any other class of Preferred Stock and senior to the Common Stock and the Class A Common Stock.

          (x) Amendment. If any proposed amendment to the Certificate of Incorporation would alter, change or repeal any of the preferences, powers or special rights given to the Series E Preferred Stock so as to affect the Series E Preferred Stock adversely, then the holders of the Series E Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series E Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of the State of Delaware.


     (b)  The Class A Common Stock.

     (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4) shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4), and subject further to any other conditions that may be fixed in accordance with the provisions of paragraph (a) of this section 4, including, without limitation, the right of any of the holders of any series of Preferred Stock to participate therein, the holders of shares of Class A Common Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally

                                             Exhibit 3(a)
                                             ------------
                                             (10 of 34)

available for the purpose, dividends, payable on the same date fixed for the payment of the corresponding dividend on the Common Stock (other than a dividend payable in shares of Common Stock), in an amount per share (rounded to the nearest cent if payable in cash) equal to the aggregate per share amount of any cash dividend and the aggregate per share amount (payable in kind) of any non-cash dividend (other than a dividend payable in shares of Common Stock) paid on the Common Stock.

     (2) In the event this corporation shall at any time declare and pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case this corporation shall, as the case may be, declare and pay an equivalent dividend per share on the Class A Common Stock payable in shares of Class A Common Stock or effect an equivalent subdivision or combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock.

     (3) This corporation shall declare a dividend on the Class A Common Stock as provided in subparagraph (1) and subparagraph
(2) of this paragraph (b) at the same time that it declares any dividend on the Common Stock and shall effect a subdivision or combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock as provided in subparagraph (2) of this paragraph (b) at the same time that it effects any subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock.

     (4) Except as set forth in subparagraphs (1) through (3) of this paragraph (b), holders of shares of the Class A Common Stock shall not be entitled to receive, and this corporation shall not declare or pay, any dividend or distribution (whether in cash, property or securities) on the Class A Common Stock.

     (5) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4) in the event of any voluntary or involuntary liquidation, dissolution or winding-up of this corporation, the holders of the Class A Common Stock shall, subject to the right, if any, of the holders of any series of Preferred Stock to participate therein (fixed in accordance with the provisions of paragraph (a) of this section 4), be entitled together with the holders of the Common Stock to receive all the remaining assets



                                             Exhibit 3(a)
                                             ------------
                                             (11 of 34)

of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares held by each such holder.

     (6) Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of the resolutions adopted by the board of directors pursuant to paragraph (a) of this section 4, each holder of the Class A Common Stock shall have one vote in respect of each share of the Class A Common Stock held by such holder on each matter in respect of which the holders of the Common Stock are entitled to vote, and the holders of the Class A Common Stock shall vote together with the holders of the Common Stock as a single class; provided, however, that the holders of the Class A Common Stock shall not be entitled to vote in the election of directors except as provided in subparagraph (7) of this paragraph (b).

     (7) (i) The holders of the Class A Common Stock shall have the right, voting separately as a class together with the holders of any series of Preferred Stock that is accorded the right (fixed in accordance with the provisions of paragraph (a) of this section 4) to vote for the election of Class A Directors (as defined below) together with the holders of the Class A Common Stock as a single class (hereinafter, the "Class A Preferred Stock"), to elect that number of directors of this corporation (hereinafter, the "Class A Directors") equal to the product (rounded to the nearest whole number if such product is not a whole number) of (x) the Outstanding Voting Interest (as hereinafter defined in subdivision (xv) of subparagraph (11) of this paragraph (b)) times (y) the total number of directors constituting the whole board of directors, at each meeting of the stockholders held for the purpose of electing directors; provided that, at any time that the Outstanding Voting Interest is from and including 15% to and including 20%, then in calculating such number of directors the multiplier set forth in the preceding clause (x) shall be deemed to be 20% in lieu of the then Outstanding Voting Interest; and provided further that while
Section 310(b) of the Communications Act of 1934, as amended (or any successor provision of law), remains in effect, under no circumstances shall the holders of Class A Common Stock (either alone or together with holders of any Class A Preferred Stock) have the right to elect directors such that the number of Class A Directors would constitute more than the maximum percentage of the total directors of this corporation permitted under such
Section 310(b) and under no circumstances shall the number of Class A Directors serving on the board of directors be more than the maximum percentage permitted under such Section 310(b). The directors of this corporation other than the Class A Directors shall be elected by the holders of the class or classes or series of stock entitled to vote therefor, but excluding the Class A Common Stock.

      (ii) At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority in voting power of the then outstanding shares of Class A Common Stock and any Class A Preferred Stock

                                             Exhibit 3(a)
                                             ------------
                                             (12 of 34)

shall be required and be sufficient to constitute a quorum of such class for the election of Class A Directors by such class. At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of Class A Common Stock and any Class A Preferred Stock shall not prevent the election of directors other than the Class A Directors and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the Class A Directors and (y) in the absence of a quorum of the holders of shares of Class A Common Stock and any Class A Preferred Stock, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of Class A Directors, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

     (iii) Except as provided in this subdivision (iii), each Class A Director shall serve until the next annual meeting of the stockholders and until such director's successor has been elected and qualified, subject to such director's earlier death, resignation, removal or retirement. Upon the conversion of all outstanding shares of Class A Common Stock pursuant to subdivision (ii) of subparagraph (9) of this paragraph (b), the term of office of all Class A Directors then in office shall thereupon terminate, the vacancy or vacancies resulting from such termination shall be filled by the remaining directors then in office (other than any directors elected by the holders of one or more series of Preferred Stock voting separately as a class or series (as may be fixed in accordance with paragraph (a) of section 4 of the Certificate of Incorporation)), acting by majority vote of such remaining directors, and the director or directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the by-laws of this corporation as Class A Directors. If at any time the number of directors that the holders of the Class A Common Stock and any Class A Preferred Stock have the right to elect pursuant to subdivision (i) of this subparagraph (7) shall decrease other than as set forth in the preceding sentence (whether upon the conversion of shares of Class A Common Stock pursuant to subdivision (i) of subparagraph
(9) of this paragraph (b), upon the decrease in the number of directors constituting the whole board of directors or otherwise), then the term of office of a number of Class A Directors then in office equal to such decrease shall terminate effective at the close of business on the fifteenth day following the event that resulted in such decrease (the "Termination Date"); provided, however, that if, prior to the Termination Date, the holders of the Class A Common Stock and any Class A Preferred Stock shall not have removed or caused to resign, in either case effective as of the Termination Date, a number of Class A Directors equal to such decrease, then the terms of office of all Class A Directors then in office shall terminate on the Termination Date. The vacancy or vacancies resulting from the termination provided for in the preceding sentence shall be filled as follows: (A) the vacancy or vacancies equal to the number of directors that the holders of the Class A Common Stock and any Class A Preferred Stock then have the right to elect

                                             Exhibit 3(a)
                                             ------------
                                             (13 of 34)

pursuant to subdivision (i) of this subparagraph (7) (after giving effect to the decrease referred to in the preceding sentence) shall be filled as provided in subdivision (iv) of this subparagraph (7), and the director or directors so elected to fill such vacancy or vacancies shall be treated hereunder and under the by-laws of this corporation as Class A Directors; and
(B) the remaining vacancy or vacancies shall be filled by the remaining directors then in office (other than any directors elected by the holders of one or more series of Preferred Stock voting separately as a class or series (as may be fixed in accordance with paragraph (a) of section 4 of the Certificate of Incorporation)), acting by majority vote of such remaining directors, and the director or directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the by-laws as Class A Directors.

      (iv)  Subject to subdivision (iii) of this subparagraph
(7), in case of any vacancy occurring among the Class A Directors, the remaining Class A Director or Directors may appoint a successor to hold office for the unexpired term of the Class A Director whose place shall be vacant. If at any time the offices of all Class A Directors shall be vacant, then, subject to subdivision (iii) of this subparagraph (7), the holders of Class A Common Stock then outstanding, voting separately as a class together with the holders of any Class A Preferred Stock, may, either by written consent or at a special meeting of such holders called in accordance with the by-laws of this corporation, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

     (8) So long as any shares of Class A Common Stock are outstanding, this corporation shall not, without the written consent or affirmative vote of the holders of a majority of the shares of Class A Common Stock at the time outstanding, voting separately as a class, either in writing or by resolution adopted at an annual or special meeting called for the purpose, take, and this corporation shall not directly or indirectly engage in, any of the following actions (other than actions involving transactions solely between or among this corporation and one or more wholly owned Subsidiaries (as hereinafter defined in subdivision (xix) of subparagraph (11) of this paragraph (b)) of this corporation):

            (i)  The amendment of this Certificate of
     Incorporation so as to affect adversely the rights of holders of shares of Class A Common Stock;

           (ii) Any Business Combination (as hereinafter defined in subdivision (iv) of subparagraph (11) of this paragraph
     (b)) to be effected prior to the fourth anniversary of the Closing Date (as hereinafter defined in subdivision (v) of subparagraph (11) of this paragraph (b));

          (iii) The issuance of any series or class of capital stock having either (A) more than one vote per share (other than pursuant to the Rights Plan (as hereinafter defined in

                                             Exhibit 3(a)
                                             ------------
                                             (14 of 34)

     subdivision (xviii) of subparagraph (11) of this paragraph
     (b))) or (B) a class vote on any matter, except to the extent such class vote is required by Delaware corporate law or to the extent that the holders of any series of preferred stock may have the right, voting separately as a class, to elect a number of directors of this corporation upon the occurrence of a default in payment of dividends or redemption price;

           (iv) (A) The adoption of any stockholder rights plan, or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size of its shareholding, such that any holder of Class A Common Stock or any of its Affiliates (as hereinafter defined in subdivision (i) of subparagraph (11) of this paragraph (b)) would be adversely affected in relation to their position under the Rights Plan as in effect on the Closing Date; provided that the adoption of a stockholder rights plan that is substantially similar to the Rights Plan as in effect on the Closing Date (without regard to the provisions of this Certificate of Incorporation or the Investment Agreement (as hereinafter defined in subdivision
     (x) of subparagraph (11) of this paragraph (b)) relating thereto) shall be deemed not to affect such holders and their Affiliates adversely in relation to their position under the Rights Plan as in effect on the Closing Date;

          (B) The amendment, modification or termination of the Rights Plan (but excluding any redemption or exchange of the Rights (as hereinafter defined in subdivision (xvii) of subparagraph (11) of this paragraph (b)) effected in accordance with the terms of the Rights Plan and, to the extent applicable thereto, this Certificate of Incorporation and the Investment Agreement and excluding any amendment of the Rights Plan made in order that the execution of a definitive agreement providing for a Business Combination or the consummation of the transactions contemplated thereby would not result in the Rights thereby becoming exercisable, if at the time of such amendment this corporation would otherwise be entitled to redeem the Rights in accordance with terms of this Certificate of Incorporation and the Investment Agreement) if such action would adversely affect the rights of holders of shares of Class A Common Stock and their Affiliates in relation to their position under the Rights Plan as in effect on the Closing Date (without regard to the provisions of this Certificate of Incorporation or the Investment Agreement) provided that the amendment of the Rights Plan to extend the expiration date or amend the exercise price thereof shall be deemed not to affect such holders and their Affiliates adversely in relation to their position under the Rights Plan as in effect on the Closing Date;





                                             Exhibit 3(a)
                                             ------------
                                             (15 of 34)

            (v)  The issuance of Voting Securities (as
     hereinafter defined in subdivision (xxiii) of subparagraph
     (11) of this paragraph (b)) (excluding the issuance of Voting Securities pursuant to or upon (v) the terms of the Series D Convertible Preferred Stock or the Class A Common Stock, (w) the exercise or exchange of the Rights, (x) grants or issuances of capital stock or any options or any other rights to acquire shares of capital stock pursuant to Employee Stock Plans (as hereinafter defined in subdivision
     (viii) of subparagraph (11) of this paragraph (b)) and any Voting Securities issuable upon the exercise or exchange of any such options or other rights, (y) the exercise of any option or options to purchase Voting Securities granted in connection with the execution of a definitive agreement providing for any Business Combination or (z) the reissuance of Voting Securities purchased by this corporation subsequent to August 4, 1993) representing voting power in excess of (A) 10% of the aggregate voting power of the outstanding Voting Securities as of the date of such issuance in any single or related series of transactions or
     (B) 15% of the aggregate voting power of the average number of Voting Securities outstanding over a rolling three-year period; provided that, for purposes of this subdivision (v),
     (i) the issuance of options, warrants or other securities exercisable for or convertible into shares of capital stock shall be deemed to be the issuance of the shares of capital stock for or into which such securities are exercisable or convertible and capital stock shall be deemed to be issued on the date that this corporation executes an agreement to issue such capital stock unless, at the time of such execution, this corporation shall have elected to consider such capital stock to be issued on a subsequent date and
     (ii) such percentages shall be calculated after giving effect to the issuance or issuances in question;

           (vi) The issuance of Voting Securities (other than issuances (A) applicable on a pro rata basis to all holders of a class or series of capital stock generally, (B) upon the exercise of the Rights or (C) upon the exercise of any option or options to purchase Voting Securities granted in connection with the execution of a definitive agreement providing for any Business Combination) to any person (other than a holder of Class A Common Stock or any of its Affiliates) that beneficially owns, or as a result thereof would beneficially own, more than 5% of the outstanding Voting Securities, and transactions (other than transactions
     (x) applicable on an equal basis to all holders of a class or series of capital stock generally, (y) in accordance with the Rights Plan or (z) any Business Combination effected subsequent to the fourth anniversary of the Closing Date) with any person that beneficially owns more than 5% of the outstanding shares of capital stock of this corporation;





                                             Exhibit 3(a)
                                             ------------
                                             (16 of 34)

          (vii) Any single or related series of acquisitions of businesses or assets or investments therein (including, without limitation, the formation of a joint venture with persons other than holders of Class A Common Stock or any of their Affiliates), other than money market types of investments and trade receivables, pursuant to which the Fair Market Value (as hereinafter defined in subdivision
     (ix) of subparagraph (11) of this paragraph (b)) of the aggregate purchase price paid by this corporation will exceed 20% of the Market Capitalization (as hereinafter defined in subdivision (xii) of subparagraph (11) of this paragraph (b)) of this corporation at the time that this corporation executes a definitive agreement to effect such acquisition or investment;

         (viii) Any single or related series of acquisitions of businesses or assets or investments (including, without limitation, the formation of a joint venture with persons other than holders of Class A Common Stock or any of their Affiliates) in a Non-Core Business (as hereinafter defined in subdivision (xiii) of subparagraph (11) of this paragraph
     (b)) pursuant to which the Fair Market Value of the aggregate purchase price paid by this corporation will exceed 5% of the Market Capitalization of this corporation at the time that this corporation executes a definitive agreement to effect such acquisition or investment, except to the extent that any such Non-Core Business is obtained in the course of a bona fide transaction the principal purpose of which is the acquisition of a Core Business (as hereinafter defined in subdivision (vii) of subparagraph
     (11) of this paragraph (b));

           (ix) Any single or related series of sales, transfers or other dispositions or encumbrances of assets having a Fair Market Value in excess of 15% of the aggregate Fair Market Value of the total assets of this corporation and its Subsidiaries taken as a whole at the time that this corporation executes a definitive agreement to effect such disposition or encumbrance; provided that a sale of all or substantially all of the assets of this corporation shall not be deemed a sale, transfer or other disposition or encumbrance for purposes of this subdivision (ix);

            (x) The incurrence of indebtedness for money borrowed, including, without limitation, financing whether or not required to be presented on the consolidated balance sheet of this corporation and its subsidiaries in accordance with generally accepted accounting principles, that would cause this corporation's ratio of consolidated debt-to-total capitalization to exceed 65%; for purposes of this subdivision (x), "total capitalization" means the sum of consolidated stockholders' equity and consolidated long-term indebtedness (including, without limitation, financing that is not required to be presented on such consolidated balance sheet); and


                                             Exhibit 3(a)
                                             ------------
                                             (17 of 34)

           (xi) The declaration of any extraordinary cash dividends or other distribution to holders of any class or classes, and/or any series thereof, of capital stock in excess of 5% of the Market Capitalization of this corporation at the time of such dividend or other distribution;

provided, however, that nothing in the foregoing shall require any consent or affirmative vote of the holders of the Class A Common Stock pursuant to this subparagraph (8) in order for this corporation to satisfy its obligations or exercise its rights under the Investment Agreement, the Joint Venture Agreement (as hereinafter defined in subdivision (xi) of subparagraph (11) of this paragraph (b)) or any "Related Agreement" (as defined in the Joint Venture Agreement), for any transaction pursuant to the terms of the Series D Preferred Stock or the Class A Common Stock, for any other transaction between or in respect of this corporation or any of its Affiliates, on the one hand, and any holder of Series D Preferred Stock or the Class A Common Stock or any of their Affiliates, on the other hand, or in connection with any action pursuant to a Requirement of Law (as hereinafter defined in subdivision (xvi) of subparagraph (11) of this paragraph (b)).

     (9) (i) If any issued and outstanding share of Class A Common Stock is Transferred (as hereinafter defined in subdivision (xx) of subparagraph (11) of this paragraph (b)) to any person other than a wholly owned direct or indirect subsidiary of the transferring holder or the corporate parent or ultimate corporate parent of the transferring holder (provided that such transferring holder is a wholly owned direct or indirect subsidiary of such corporate parent or ultimate corporate parent), each share of Class A Common Stock so Transferred shall be automatically converted, without any action on the part of this corporation or any action on the part of the transferring holder, into one fully paid and nonassessable share of the Common Stock.

      (ii) Upon the occurrence of a Conversion Event (as hereinafter defined in subdivision (vi) of subparagraph (11) of this paragraph (b)), without any action on the part of this corporation or the holders of shares of Class A Common Stock, each share of Class A Common Stock issued and outstanding immediately prior to the Conversion Event shall automatically be converted into one fully paid and nonassessable share of the Common Stock. Upon the occurrence of a Conversion Event, prompt written notice thereof and of the resulting conversion of the Class A Common Stock shall be given by first class mail, postage prepaid, to each person who immediately prior to the Conversion Event was a holder of record of shares of Class A Common Stock at such person's address as the same appears on the stock register of this corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the effectiveness of the conversion of any shares of Class A Common Stock. Each



                                             Exhibit 3(a)
                                             ------------
                                             (18 of 34)

such notice shall include a statement setting forth the place or places where certificates formerly representing shares of Class A
Common Stock are to be surrendered in accordance with subparagraph (iv) of this subparagraph (9).

     (iii) Conversion pursuant to this subparagraph (9) shall be deemed to have been effected at the time of the Transfer or the Conversion Event, as the case may be, that resulted in such conversion (hereinafter, the "Conversion Time"). Immediately upon such conversion, the rights of the holders of shares of Class A Common Stock so converted as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class A Common Stock as of a record date preceding the Conversion Time and unpaid as of the Conversion Time. In the event the stock transfer books of this corporation shall be closed at the Conversion Time, such person or persons shall be deemed to have become such holder or holders of record of the Common Stock at the opening of business on the next succeeding day on which such stock transfer books are open.

      (iv) As promptly as practicable after the Conversion Time, upon the delivery to this corporation of the certificates formerly representing shares of Class A Common Stock, this corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class A Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which the shares of Class A Common Stock formerly represented by such certificates have been converted in accordance with the provisions of this subparagraph (9).

       (v) This corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Class A Common Stock pursuant to this subparagraph
(9); provided, however, that this corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Class A Common Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this corporation the amount of any such tax or has established, to the satisfaction of this corporation, that such tax has been paid.

      (vi) This corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Class A Common Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of the Class A Common Stock.

                                             Exhibit 3(a)
                                             ------------
                                             (19 of 34)

     (10) Subject to the provisions of the Investment Agreement, holders of Class A Common Stock shall be entitled to such Voting
Equity purchase rights as may be accorded to such holders pursuant to Section 6.1 of the Investment Agreement, so long as such agreement remains in effect.

     (11) For purposes of this paragraph (b) (and, with respect to subdivision (v), subdivision (xvii) and subdivision (xxiii) of this subparagraph (11), for purposes of paragraph (d) of this section 4, and, with respect to subdivision (ix), subdivision (x) and subdivision (xix) of this subparagraph (11), for purposes of section 9 of this Certificate of Incorporation):

            (i)  "Affiliate" shall mean, as applied to a
     specified person, any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

           (ii) "Americas" shall have the meaning set forth in the Investment Agreement.

          (iii) "BT" shall mean British Telecommunications plc, a public limited company incorporated under the laws of England and Wales, or its successor.

           (iv) "Business Combination" shall mean a merger or consolidation in which this corporation is a constituent corporation and pursuant to which the Common Stock is exchanged for cash, securities or other property or a sale of all or substantially all of the assets of this corporation and its Subsidiaries taken as a whole; provided that neither (A) a merger or consolidation in which the beneficial ownership of the capital stock of this corporation or of the sole surviving corporation of the transaction (or of the ultimate parent of this corporation or of such sole surviving corporation) immediately after the consummation of such transaction is substantially the same as the beneficial ownership of the capital stock of this corporation immediately prior to the consummation thereof nor (B) a merger in which this corporation is the surviving corporation, in which all shares of the Common Stock outstanding immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof and the only change in the capital stock of the Company resulting from such merger is the issuance of shares of capital stock pursuant thereto, and in connection with which no consent or affirmative vote of the holders of the Class A Common Stock would otherwise be required under subparagraph (8) of this paragraph (b), shall be deemed a Business Combination.

            (v) "Closing Date" shall mean the first date that shares of Class A Common Stock are issued and sold under the Investment Agreement.


                                             Exhibit 3(a)
                                             ------------
                                             (20 of 34)

           (vi) "Conversion Event" shall mean any of the following occurrences:

               (A) The Outstanding Interest (as hereinafter defined in subdivision (xiv) of this subparagraph (11)) becomes less than 10%, unless the Outstanding Interest becomes less than 10% solely as a result of an acquisition of Voting Securities beneficially owned by any holder of shares of Class A Common Stock or any of its Affiliates by this corporation pursuant to section 9 of this Certificate of Incorporation; provided, however, that a "Conversion Event" shall be deemed to occur if, subsequent to the aforesaid acquisition of Voting Securities by this corporation pursuant to said section 9, the Outstanding Interest is reduced as a result of any other action or transaction unless upon the consummation of such action or transaction the Outstanding Interest is not less than 10%.

               (B) The holders of shares of Class A Common Stock have Transferred (other than to wholly owned direct or indirect subsidiaries of such holders) in the aggregate Voting Securities representing more than 25% of the largest amount in voting power of Voting Securities at any time beneficially owned by such holders and any of their Affiliates (adjusted for stock splits, stock dividends and other combinations or reclassifications of the capital stock of this corporation) and the Outstanding Interest is less than 15%, unless the holders of Class A Common Stock have so Transferred more than, or the Outstanding Interest has become less than, the applicable percentages as aforesaid solely as a result of an acquisition of Voting Securities beneficially owned by any holder of shares of Class A Common Stock or any of its Affiliates by this corporation pursuant to section 9 of this Certificate of Incorporation; provided, however, that a "Conversion Event" shall be deemed to occur if, subsequent to the aforesaid acquisition of Voting Securities by this corporation pursuant to said section 9, either (i) any holder of shares of Class A Common Stock Transfers (other than to a wholly owned direct or indirect subsidiary of such holder and other than to this corporation pursuant to section 9 of this Certificate of Incorporation) any additional shares of capital stock of this corporation or (ii) the Outstanding Interest is reduced as a result of any other action or transaction, unless upon the consummation of such action or transaction the Outstanding Interest is not less than 15%.

               (C) There shall have been a public announcement by this corporation that (i) this corporation or any of it Affiliates has exercised its right to require BT or any of its Affiliates to purchase this corporation's direct or indirect interest in the Joint Venture (as

                                             Exhibit 3(a)
                                             ------------
                                             (21 of 34)

          hereinafter defined in subdivision (xi) of this subparagraph (11)) pursuant to the terms of the Joint Venture Agreement, (ii) this corporation or any of its Affiliates has transferred this corporation's direct or indirect interest in the Joint Venture to a third party in accordance with the terms of the Joint Venture Agreement or BT or any of its Affiliates has acquired this corporation's direct or indirect interest in the Joint Venture pursuant to the terms of the Joint Venture Agreement in connection with the proposed transfer of this corporation's direct or indirect interest in the Joint Venture, (iii) BT or any of its Affiliates has transferred BT's direct or indirect interest in the Joint Venture to a third party or this corporation or any of its Affiliates has acquired BT's direct or indirect interest in the Joint Venture pursuant to the terms of the Joint Venture Agreement in connection with a proposed transfer of BT's direct or indirect interest in the Joint Venture or (iv) BT or any of its Affiliates has exercised its right to require this corporation or any of its Affiliates to sell to BT this corporation's direct or indirect interest in the Joint Venture pursuant to the terms of the Joint Venture Agreement (other than as a result of the event described in clause (i) of subpart (D) of this subdivision (vi)).

               (D) There shall have been a public announcement by this corporation that (i) BT or any of its Affiliates has exercised its right to require this corporation or any of its Affiliates to sell to BT or any of its Affiliates this corporation's direct or indirect interest in the Joint Venture as a result of a material breach by this corporation pursuant to Section 29.1(a) of the Joint Venture Agreement and (ii) this corporation has delivered a notice to BT in which this corporation set forth its consent to the conversion of shares of the Class A Common Stock.

               (E) There shall have been a public announcement by this corporation that either (i) there has been any judicial determination (other than in an ex parte proceeding), following the notice and other procedures set forth in Section 9.14 of the Investment Agreement, that BT or any of its Affiliates has breached Section 5.1, 5.3, 7.1, 7.2, 7.3, 7.4, 10.2 or 10.3 of the
          Investment Agreement (other than BT's or such Affiliate's failure to have given timely any required notice thereunder, unless this corporation has been materially adversely affected by such failure) and, if such judicial determination has not set forth whether such breach was material with respect to the Investment Agreement, that such breach has been determined to be material with respect to such agreement by the Independent Directors in accordance with the procedures for a determination by the Independent Directors set

                                             Exhibit 3(a)
                                             ------------
                                             (22 of 34)

          forth in the Investment Agreement or (ii) there has been a "Loss of BT Rights" (as defined in Section 9.12(a) of the Investment Agreement) following an arbitration pursuant to Section 9.12(e) or 9.12(f) of the Investment Agreement.

               (F) There shall have been a public announcement by this corporation that (i) this corporation or any of its Affiliates has exercised its right to require BT or any of its Affiliates to sell to this corporation or any of its Affiliates BT's direct or indirect interest in the Joint Venture pursuant to the terms of the Joint Venture Agreement and (ii) this corporation has delivered a notice to BT in which this corporation set forth its consent to the conversion of shares of the Class A Common Stock.

          For purposes of this subdivision (vi), the issuance by this corporation of a press release in this corporation's customary manner shall be deemed to be 'public announcement by this corporation.'

          (vii)  "Core Business" shall mean the "Core Business"
     (as defined in the Investment Agreement) of the Company in the Americas.

         (viii) "Employee Stock Plans" shall have the meaning set forth in the Investment Agreement.

           (ix) "Fair Market Value" shall mean, as to any shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such shares or property in an arms'-length negotiated transaction without time constraints, as determined by the Independent Directors in accordance with the procedures for a determination by the Independent Directors set forth in the Investment Agreement. Notwithstanding the foregoing, as to any shares of stock of this corporation issued to effect an acquisition or investment, "Fair Market Value" shall mean the Current Market Value of such shares.

            (x) "Investment Agreement" shall mean the Amended and Restated Investment Agreement dated as of January 31, 1994 between BT and this corporation, as such agreement may be amended, changed, supplemented or otherwise modified.

           (xi) "Joint Venture Agreement" shall mean the Joint Venture Agreement dated August 4, 1993 among BT, Moorgate (Twelve) Limited, a company incorporated under the laws of England and Wales, this corporation, MCI Ventures Corporation, a Delaware corporation, and BT Forty-Eight Company, an unlimited company incorporated under the laws of England and Wales (the "Joint Venture"), as such agreement may be amended, changed, supplemented or otherwise modified.



                                             Exhibit 3(a)
                                             ------------
                                             (23 of 34)

          (xii) "Market Capitalization" shall have the meaning set forth in the Investment Agreement.

         (xiii) "Non-Core Business" shall have the meaning set forth in the Investment Agreement.

          (xiv) "Outstanding Interest" shall mean the percentage of the aggregate voting power of the outstanding Voting Securities (other than voting power with respect to the election of directors or a class vote on specified matters) represented by the Voting Securities beneficially owned by any holder of shares of Class A Common Stock or any of its Affiliates; provided that, for purposes of calculating such percentage, Uncounted Shares (as hereinafter defined in subdivision (xxi) of this subparagraph (11)) shall be deemed not to be outstanding Voting Securities; provided, however, that the foregoing proviso shall not apply to the extent that, without the benefit of such proviso, the Outstanding Interest would be less than 7-1/2%.

           (xv) "Outstanding Voting Interest" shall mean the percentage of the aggregate voting power of the outstanding Voting Securities (other than voting power with respect to the election of directors or a class vote on specified matters) represented by the number of outstanding shares of Class A Common Stock and Class A Preferred Stock.

          (xvi) "Requirement of Law" shall have the meaning set forth in the Investment Agreement.

         (xvii) "Rights" shall mean the rights issued pursuant to the Rights Plan.

        (xviii) "Rights Plan" shall mean the Rights Agreement dated September 30, 1994 between this corporation and Mellon Bank, N.A., as the same may be amended from time to time, or any successor plan thereto, as the same may be amended from time to time. For purposes of this subdivision (xviii), any rights plan adopted by this corporation subsequent to the termination of such Rights Agreement or the expiration, redemption or exchange of the Rights shall be deemed a "successor plan thereto".

          (xix) "Subsidiary" shall mean any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by this corporation.

           (xx) "Transferred" shall mean the occurrence of any act pursuant to which, directly or indirectly, including by operation of law, the beneficial ownership of shares of Class A Common Stock shall have been offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed.



                                             Exhibit 3(a)
                                             ------------
                                             (24 of 34)

          (xxi) "Uncounted Shares" shall have the meaning set forth in the Investment Agreement.

          (xxii)  "Voting Equity" shall mean any and all Voting
     Securities, securities of this corporation convertible into Voting Securities, and options, warrants or other rights to acquire Voting Securities.

         (xxiii) "Voting Securities" shall mean the Common Stock, the Class A Common Stock, any Class A Preferred Stock and any other securities of this corporation having voting power under ordinary circumstances with respect to the election of directors of this corporation.

For purposes of this subparagraph (11), a person shall be deemed to "beneficially own" any securities in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as in effect on August 4, 1993; provided that capital stock of this corporation underlying any options, warrants, rights or other securities convertible into or exercisable for such capital stock shall not be deemed to be beneficially owned by any person if the applicable conversion price or exercise price, as the case may be, of such option, warrant, right or other security is more than the Current Market Value (as hereinafter defined in subdivision (i) of paragraph (b) of section 9 of this Certificate of Incorporation) of the underlying capital stock.

     (12) Shares of the Class A Common Stock may not by issued by this corporation other than pursuant to, or in accordance with, the terms hereof and of the Investment Agreement.


     (c)  Common Stock.

     (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4) shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4), and subject to any other conditions that may be fixed in accordance with the provisions of paragraph (a) of this section 4, including, without limitation, the right of any of the holders of any series of Preferred Stock to participate therein, and subject further to the right of the holders of Class A Common Stock to participate therein to the extent provided in subparagraphs (1) through (3) of paragraph (b) of this section 4, then, but not otherwise, the holders of shares of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors.




                                             Exhibit 3(a)
                                             ------------
                                             (25 of 34)

     (2) In the event this corporation shall at any time effect a subdivision or combination or consolidation of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock (other than pursuant to subparagraph (2) of paragraph (b) of this section 4), then in each such case this corporation shall effect an equivalent subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock.

     (3) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4) in the event of any voluntary or involuntary liquidation, dissolution or winding-up of this corporation, the holders of the Common Stock shall, subject to the right, if any, of the holders of any series of Preferred Stock to participate therein (fixed in accordance with the provisions of paragraph (a) of this section 4), be entitled together with the holders of the Class A Common Stock to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares held by each such holder.

     (4) Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of the resolutions adopted by the board of directors pursuant to paragraph (a) of this section 4, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by such holder on each matter voted upon by the stockholders. Holders of the Common Stock may not take any action that is required or permitted to be taken by them at an annual or special meeting of such stockholders without a meeting, without prior notice or without a vote, and the right of the holders of the Common Stock to act by written consent in lieu of a meeting is expressly denied.

     (d)  Other Provisions.

     (1) The relative powers, preferences and rights of each series of the Preferred Stock in relation to the powers, preferences and rights of the Preferred Stock or each other series of the Preferred Stock shall, in each case, be as fixed from time to time by the board of directors in the resolution or resolutions adopted pursuant to authority granted in paragraph
(a) of this section 4, and the consent, by class or series vote or otherwise, of the holders of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the board of directors of any other series of the Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the board of directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series of the Preferred Stock or any of them; provided, however, that the board of directors may provide in such resolution or resolutions

                                             Exhibit 3(a)
                                             ------------
                                             (26 of 34)

adopted with respect to any series of the Preferred Stock that the consent of the holders of shares carrying a majority (or such greater proportion as shall be therein fixed) of the votes cast by the holders of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of the Preferred Stock.

     (2) Subject to the provisions of subparagraph (1) of this paragraph (d), shares of any series of the Preferred Stock may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors.

     (3) Shares of the Common Stock may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors.

     (4) The authorized amount of shares of the Common Stock, of the Class A Common Stock and of the Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of a majority of the votes entitled to be cast thereon.

     (5) Notwithstanding any other provisions of this Certificate of Incorporation, with regard to the election of directors of this corporation, each holder of shares entitled to be voted with respect to the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     (6) Notwithstanding any other provision of this Certificate of Incorporation, until the fourth anniversary of the Closing Date (as defined in subdivision (v) of subparagraph (11) of paragraph (b) of this section 4), so long as any shares of Class A Common Stock remain outstanding, the board of directors of this corporation shall not, without the affirmative vote of the holders of at least 75% in voting power of the Voting Securities (as defined in subdivision (xxiii) of subparagraph (11) of paragraph (b) of this section 4) at the time outstanding, given in person or by proxy, at an annual or special meeting called for the purpose, at which the holders of the Voting Securities shall vote together as a single class, redeem the Rights (as defined in subdivision (xvii) of subparagraph (11) of paragraph (b) of section 4 of this Certificate of Incorporation).

     5. Compromises or Arrangements with Creditors. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on

                                             Exhibit 3(a)
                                             ------------
                                             (27 of 34)

the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
Section 279 to Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     6. Additional Provisions. For the management of the business and for the conduct of the affairs of this corporation, and in further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders and classes thereof, the following additional provisions are made a part of this Certificate of Incorporation:

     (a) The number of directors which shall constitute the whole board of directors of this corporation shall be fixed by, or in the manner provided in, the by-laws of this corporation. As used in this Certificate of Incorporation, the phrases "whole board" and "total number of directors" shall be deemed to have the same meaning, to wit: the total number of directors which this corporation would have if there were no vacancies. The election of directors need not be by ballot.

     (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of this corporation is expressly authorized and empowered:

     (i) acting by the affirmative vote of a majority of the whole board, to make, alter, amend or repeal the by-laws of this corporation; provided, however, that the stockholders, acting by the affirmative vote of the holders of not less than four-fifths (4/5ths) of the outstanding shares of this corporation entitled to vote thereon [considered for purposes of this subdivision (i) as one class], may make, alter, amend or repeal the by-laws of this corporation;




                                                  Exhibit 3(a)
                                                  ------------
                                                  (28 of 34)

     (ii) acting by the affirmative vote of a majority of the whole board, to call special meetings of the stockholders for any purpose or purposes; provided, however, that, except as otherwise provided by law, special meetings of the stockholders for any purpose or purposes may also be called by the Chairman of the Board of Directors of this corporation or upon the written request of the holders of not less than two-thirds (2/3rds) of the outstanding shares of this corporation entitled to vote in the election of directors [considered for purposes of this subdivision (ii) as one class];

     (iii) subject to the provisions of the laws of the State of Delaware and the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right, except as conferred by the laws of the State of Delaware, to inspect any account or book or document of this corporation unless and until authorized so to do by resolution of the board of directors; and

     (iv) without the assent or vote of the stockholders of this corporation, to authorize and issue obligations of this corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the board of directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of this corporation, real or personal, including after-acquired property.


     (c)(i) Any director of this corporation elected to a class of the board of directors pursuant to paragraph (b) of Section 1 of Article III of the by-laws of this corporation (as such provision hereafter may be amended or relettered or renumbered) may be removed from office, but only for cause and only by the affirmative vote of the holders of not less than four-fifths of the votes entitled to be cast by the holders of all outstanding shares (considered as one class for purposes of this paragraph
(c)) entitled to vote thereon. The stockholders entitled to vote for the election of such removed director's successor may, at the meeting at which such removal was effectuated, elect a successor to any director so removed, which successor shall hold office until the next election of the class of directors of which the director so removed was a member. The remaining directors (other than the Class A Directors and any other directors elected by the holders of one or more series of Preferred Stock voting separately as a class or series (as may be fixed in accordance

                                                  Exhibit 3(a)
                                                  ------------
                                                  (29 of 34)

with the provisions of paragraph (a) of section 4 of this Certificate of Incorporation)) may, to the extent that the vacancy is not filled by election by the stockholders, fill such vacancy for such term.

      (ii) Any Class A Director (as defined in subdivision (i) of subparagraph (7) of paragraph (b) of section 4 of this Certificate of Incorporation) may be removed from office (A) for cause by the affirmative vote of the holders of not less than four-fifths of the votes entitled to be cast by the holders of all outstanding shares (considered as one class for purposes of this paragraph (c)) entitled to vote thereon, and (B) without cause only by the affirmative vote of the holders of not less than a majority of the voting power represented by the outstanding Class A Common Stock and any Class A Preferred Stock, voting separately as a class, provided that, if less than all the Class A Directors are to be removed, no Class A Director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of all Class A Directors. Any vacancy resulting from any such removal of a Class A Director shall be filled as provided in subdivision (iv) of subparagraph
(7) of paragraph (b) of section 4 of this Certificate of Incorporation.

     (iii) Any other director of this corporation may be removed from office, with or without cause, and the vacancy resulting therefrom may be filled, in accordance with applicable law and any other provision of this Certificate of Incorporation (including any resolution of the board of directors adopted in accordance with the provisions of paragraph (a) of section 4 of this Certificate of Incorporation) or of the by-laws of this corporation applicable thereto.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the board of directors may exercise all such powers and do such acts and things as may be exercised or done by this corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and the Certificate of Incorporation and the by-laws of this corporation.

     7. Certain Required Stockholder Vote. Notwithstanding any other provisions of this Certificate of Incorporation or the by-laws of this corporation, and in addition to any other vote that may be required by law, this Certificate of Incorporation or the by-laws of this corporation, the affirmative vote of the holders of not less than four-fifths (4/5ths) of the outstanding shares of this corporation entitled to vote thereon (considered for purposes of this section 7 as one class) shall be required for any or all of the following actions:

     (i) amendment, alteration, change or repeal of any of the provisions of the following:




                                                  Exhibit 3(a)
                                                  ------------
                                                  (30 of 34)

          (A) subparagraph (5) of paragraph (d) of section 4 of this Certificate of Incorporation (which relates to cumulative voting);

          (B)  subdivisions (i) and (ii) of paragraph (b) of
               section 6 of this Certificate of Incorporation (which relate, respectively, to making, altering, amending or repealing the by-laws of this corporation and to calling special meetings of the stockholders); and

          (C)  this section 7; and

     (ii) the addition of any further provision or provisions to this Certificate of Incorporation which in any way relate to the provisions, or any of them, contained in subdivisions (i) and (ii) of subparagraph (b) of section 6 of this Certificate of Incorporation.

     8.   Limits on Liability of Directors; Indemnification of
Officers, Directors and Employees.

     (a) No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph
(a) to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment or repeal of this paragraph (a) shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     (b) This corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify all persons who are or were directors, officers and employees of this corporation or any wholly owned subsidiary, and all such directors, officers and employees who, at the request of this corporation, are or were at any time serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. This corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.



                                                  Exhibit 3(a)
                                                  ------------
                                                  (31 of 34)

     9.  Redemption of Stock.

     (a) Notwithstanding any other provision of this Certificate of Incorporation to the contrary (but subject to the terms of any series of Preferred Stock fixed in accordance with the provisions of paragraph (a) of section 4 of this Certificate of Incorporation), outstanding shares of stock of this corporation held by Disqualified Holders (as hereinafter defined in subdivision (ii) of paragraph (b) of this section 9) shall always be subject to redemption by this corporation to the extent necessary, in the judgment of the board of directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise from any governmental agency held by this corporation or any of its Subsidiaries (as defined in subdivision (xix) of subparagraph (11) of paragraph (b) of section 4 of this Certificate of Incorporation) to conduct any portion of the business of this corporation or any of its Subsidiaries, which license or franchise is conditioned upon some or all of the holders of the stock of this corporation possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows, subject in any case to any additional or different rights of a particular Disqualified Holder or of this corporation pursuant to any contract or agreement between such Disqualified Holder and this corporation:


       (i) the redemption price of the shares to be redeemed pursuant to this section shall be equal to the Current Market Value (as hereinafter defined in subdivision (i) of paragraph (b) of this section 9) of such shares; provided that such redemption price as to any Disqualified Holder who purchased such shares after February 4, 1994 and within one year of the Redemption Date (as hereinafter defined in subdivision (iv) of paragraph (b) of this section 9) shall not (unless otherwise determined by the board of directors) exceed the purchase price paid by such Disqualified Holder for such shares;

           (ii) the redemption price of such shares may be paid in cash, Redemption Securities (as hereinafter defined in subdivision (v) of paragraph (b) of this section 9) or any combination thereof;

          (iii) if less than all of the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the board of directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the board of directors to be equitable; provided that this corporation shall be entitled to redeem shares of Common Stock held by Disqualified Holders prior to redeeming shares of Class A Common Stock held by Disqualified Holders;




                                                  Exhibit 3(a)
                                                  ------------
                                                  (32 of 34)

           (iv) at least ten days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

            (v) on the Redemption Date, unless this corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Disqualified Holders in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Disqualified Holders shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares so redeemed; and

           (vi) such other terms and conditions as the board of directors shall determine;

provided, however, that in the event that any shares of Class A Common Stock are redeemed pursuant to this section 9, the redemption price and the other terms and conditions of such redemption shall be as set forth in the Investment Agreement (as defined in subdivision (x) of subparagraph (11) of paragraph (b) of section 4 of this Certificate of Incorporation), so long as such agreement remains in effect.

     (b) For purposes of this section 9 (and, with respect to subdivision (i) and subdivision (iii) of this paragraph (b), for purposes of paragraph (b) of section 4 of this Certificate of Incorporation):

            (i) "Current Market Value" of a share of the stock of this corporation of any class or series shall mean the average of the daily closing prices on the NASDAQ National Market System (or such principal exchange on which such class or series of stock may be listed) for such a share for the 20 consecutive trading days commencing on the 22nd trading day prior to the date on which notice of redemption shall be given pursuant to subdivision (iv) of paragraph (a) of this section 9 (or, if such notice shall have been waived, the date that is ten days prior to the Redemption
     Date). The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the electronic inter-dealer quotation system operated by NASDAQ, Inc. or a similar source selected from time to time by this corporation for the purpose. In the event such closing prices are unavailable, the Current Market Value shall be the Fair Market Value (as defined in

                                                  Exhibit 3(a)
                                                  ------------
                                                  (33 of 34)

     subdivision (ix) of subparagraph (11) of paragraph (b) of
     section 4 of this Certificate of Incorporation) of such a share as determined by the Independent Directors (as hereinafter defined in subdivision (iii) of this paragraph
     (b)) in accordance with the procedures for a determination by the Independent Directors set forth in the Investment Agreement. Notwithstanding anything to the contrary contained herein, the Independent Directors shall establish the Current Market Value of the Class A Common Stock to be equal to the Current Market Value of the Common Stock and shall establish the Current Market Value of any options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock to be equal to the Current Market Value of options, warrants, rights or other securities convertible into or exercisable for Common Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock.

           (ii) "Disqualified Holder" shall mean any holder of shares of any class or series of stock of this corporation whose continued holding of such stock, either individually or taken together with the holding of shares of stock of this corporation by any other holder or holders of shares of stock of this corporation, may result, in the judgment of the board of directors, in the loss of, or the failure to secure the renewal or reinstatement of, any license or franchise from any governmental agency held by this corporation or any of its Subsidiaries to conduct any portion of the business of this corporation or any of its Subsidiaries.

          (iii) "Independent Directors" shall have the meaning set forth in the Investment Agreement.

           (iv) "Redemption Date" shall mean the date fixed by the board of directors for the redemption of any shares of stock of this corporation pursuant to this section 9.

            (v) "Redemption Securities" shall mean any debt or equity securities of this corporation, any of its Subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the board of directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the board of directors (which may be a firm which provides other investment banking, brokerage or other services to this corporation), has a value, at the time notice of redemption is given pursuant to subdivision (iv) of paragraph (a) of this section 9 (or, if such notice shall have been waived, the date that is ten days prior to the Redemption Date), at least equal to the price required to be paid pursuant to subdivision (i) of paragraph (a) of this



                                                  Exhibit 3(a)
                                                  ------------
                                                  (34 of 34)

     section 9 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).'


      10. Amendment. Subject to the provisions of section 7 of this Certificate of Incorporation and to other applicable provisions of this Certificate of Incorporation expressly providing otherwise, any of the provisions of this Certificate of Incorporation may from time to time be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of this corporation by this Certificate of Incorporation are granted subject to the provisions of this section 10.

                                  Executed at Washington, DC on
                                  _____________, 1995

[Corporate Seal]

                                  _____________________________
                                  Bert C. Roberts, Jr.
                                  Chairman of the Board of
                                  Directors


__________________________
C. Bolton-Smith, Jr.
Secretary



CITY OF WASHINGTON          )
                            )  ss:
DISTRICT OF COLUMBIA        )

     BE IT REMEMBERED that, on ________________, 1995 before me a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Bert C. Roberts, Jr., Chairman of the Board of Directors of MCI COMMUNICATIONS CORPORATION, who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

GIVEN under my hand and notarial seal, on _______________, 1995.



                                        _______________________

                                        Notary Public

                                        My commission expires :